SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2006

MARKLAND TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	000-28863	84-1331134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

        88 Royal Little Drive, Providence, RI  02904

 (Address of principal executive offices) (Zip Code)

276 Washington Street, No. 367,  Boston, MA 02108

(Mailing Address)

(617) 973-5104

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On February 10, 2006, Markland Technologies, Inc. (the “Company"), as part of its analysis of comments made by the staff (the "Staff") of the Securities and Exchange Commission (the "SEC") during the Staff's review of a registration statement filed by the Company (Registration File No. 333-129017), determined, through its authorized officers, that it is likely that the Company will have to restate its financial statements for matters discussed later in this Report for the years ended June 30, 2003, 2004 and 2005 and the interim period ended September 30, 2005, and that those financial statements should not be relied upon.

Until the Company has either restated and reissued its results for the applicable periods or determined that no such restatement and reissue is warranted, investors, potential investors and other readers of the Company's SEC filings are cautioned not to rely on the Company's financial statements for the years ended June 30, 2003, 2004 and 2005 and the interim period ended September 30, 2005 to the extent they are affected by the accounting issues described in this Report. The accounting issues described in this Report will affect the amounts reported and classification of accounts in the Company's Balance Sheets, Statements of Operations, and Statements of Cash Flows, but should not affect net change in cash and cash equivalents for any of the affected periods.

The Company cautions that its analysis of the accounting issues described in this Report and its discussions with the SEC Staff are ongoing, as a result of which there can be no assurance that the adjustments described in this Report will be the final adjustments that the Company determines are required. The Company is currently assessing its financial and personnel resources required to file its amended financial statements with the SEC as soon as practical after the completion of its analysis of the accounting issues described in this Report and its discussions with the Staff.  Due to these circumstances, the Company will be unable to file its quarterly report on Form 10-QSB for the quarter ended December 31, 2005 by the prescribed deadline.  The Company anticipates filing such quarterly report as soon as reasonably practicable after it has concluded its analysis with regard to the financial statements. The authorized officers of the Company have discussed with the Company's independent registered public accounting firm the matters disclosed in this Report.

TREATMENT OF CONVERTIBLE PREFERRED STOCK, CONVERTIBLE DEBT AND WARRANTS

The Company has from time to time issued convertible preferred stock and debt instruments.

During its review of the Company's registration statement, the Staff commented about the Company's accounting for the Convertible Notes, Convertible Preferred Stock, warrants and certain other derivative instruments.

The Company has preliminarily determined that, upon its initial issuance of Series C preferred stock in December 2002, certain financial instruments, including stand-alone and embedded derivative instruments, no longer qualified to be reported as equity in the Company’s balance sheet.  Rather, these instruments should have been recorded as liabilities, marked to market each reporting period with changes in fair value recorded in the Statement of Operations.  There may also be additional derivative instruments not previously identified by the Company for which no accounting treatment has been given.  This preliminary determination is based on the Staff’s comments, further review of the applicable accounting literature and clarification from the Staff at the AICPA’s National Conference on Current SEC and PCAOB Developments in Washington, D.C. on December 5-7, 2005.

As a result of the Series C preferred stock being convertible into an indeterminate number of shares of common stock, in accordance with Statement of Financial Accounting Standard (“SFAS”) No. 133 and Emerging Issues Task Force (“EITF”) Issue No. 00-19, the Company has preliminarily determined that the Series C and D preferred stock, the embedded conversion features of preferred stock, the embedded conversion features of convertible notes and  all warrants, all of which were previously recorded as equity, should be reclassified to liabilities.  Previously, the Company was recording beneficial conversion features on these instruments in accordance with EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and EITF 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments”.  The impact of this initial reclassification will be to reduce the Company’s stockholders’ equity and increase liabilities.  The Company is determining its methodology for estimating the fair value of these instruments.  Changes in the fair value will be recorded in the Statement of Operations each reporting period.  Accordingly, the Company is in the process of determining the impact on the Statements of Operations and this impact may be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKLAND TECHNOLOGIES, INC.

By:     /s/ Gino M. Pereira

Gino M. Pereira

Chief Financial Officer

Date:  February 14, 2006